250 Glen Street Glens Falls, NY 12801
NASDAQ® Symbol: "AROW" Website: arrowfinancial.com Media Contact: Blake Jones Tel: (518) 415-4274

Arrow Reports Record Annual Net Income of $37.5 million and 8.6% Loan Growth for 2019

•	Net income for 2019 reached a record high of $37.5 million, up 3.3% year-over-year.

•	Diluted Earnings Per Share (EPS) grew to $2.50 for the year.

•	Period-end total loan balances reached a new record of $2.4 billion.

•	Record highs were also achieved at year-end for total assets and total equity.

•	Profitability, asset quality and capital ratios all remain strong.

GLENS FALLS, N.Y. (January 28, 2020) – Arrow Financial Corporation (NasdaqGS® – AROW) announced operating results for the three- and twelve-month periods ended December 31, 2019. For the fourth quarter of 2019, net income was $9.7 million, an increase of $1.0 million, or 11.2%, from the fourth quarter of 2018. For the year ended December 31, 2019, net income was a record $37.5 million, up 3.3% over net income of $36.3 million for 2018. Diluted EPS was $0.65 for the fourth quarter, up 10.2% from $0.59 from the comparable 2018 quarter, and $2.50 for 2019, up 2.9% from $2.43 in 2018.

Profitability ratios also remained solid in 2019, as return on average equity (ROE) and return on average assets (ROA) were 13.17% and 1.24%, respectively, for the year, as compared to 13.96% and 1.27%, respectively, for 2018. Return on average equity was 13.05% for the fourth quarter, up from 12.94% from the fourth quarter of 2018. Return of average assets was 1.24% for the fourth quarter, which represents an increase from 1.18% for the comparable 2018 quarter.

“Arrow delivered another year of strong performance in 2019, as demonstrated by record earnings, steady growth, sustained profitability and excellent credit quality," said Arrow President and CEO Thomas J. Murphy. “We surpassed $3 billion in assets, enhanced and expanded our branch network, and invested in technology to drive efficiency and deepen customer relationships. I am proud of our team, which remains focused on long-term planning and responsible growth."

Arrow continued its expansion into the Capital Region of New York with the opening of a Saratoga National Bank location in Rotterdam and a location in Latham to follow in 2020. Arrow continued to execute on its strategy to optimize its existing branch network. In 2019, relocations and renovations occurred for the branches in the Plattsburgh market and the Exit 18 Office in Queensbury in addition to the Upstate Agency, LLC operations center. Significant technology upgrades were implemented in the last year for online loan payments and business banking, all part of the strategy to enhance the customer experience.

The following expands on fourth quarter and 2019 results:

Cash and Stock Dividends: On December 13, 2019, the Company distributed a cash dividend of $0.26 per share. Additionally, a 3% stock dividend was distributed on September 27, 2019. This is the 11th consecutive year the Company declared a stock dividend. All prior-period per-share data have been adjusted to reflect the September 27, 2019 stock dividend.

Loan Growth: At December 31, 2019, total loan balances reached a record high of $2.4 billion, up $189.9 million, or 8.6%, from the prior-year level. The growth was spread across all three of our major loan categories: consumer, residential real estate and commercial. The consumer loan portfolio grew by $91.7 million, or 12.7%, over the balance at December 31, 2018, primarily as a result of continued strength in the indirect automobile lending program. The residential real estate loan portfolio increased $58.5 million, or 6.8%, while commercial loans, including commercial real estate, increased $39.7 million, or 6.4%, over the balances at December 31, 2018.

Deposit Growth: At December 31, 2019, total deposit balances reached $2.6 billion, up by $270.5 million, or 11.5%, from the prior-year level. Noninterest-bearing deposits grew by $12.2 million, or 2.6%, during 2019, and represented 18.5% of total deposits at year-end as compared to the prior-year level of 20.2%.

Net Interest Income: Net interest income for the year ending December 31, 2019 was $88.0 million, an increase of $4.0 million, or 4.8%, from the prior year. Continued loan growth generated $95.5 million in interest and fees on loans, an increase of 16.9% from the $81.6 million in interest and fees on loans for the year ending December 31, 2018. Interest expense for the year ending December 31, 2019 was $21.7 million. This is an increase of $9.2 million, or 73.9%, from the $12.5 million in expense for the year ending December 31, 2018. The net interest margin (NIM) was 3.05% for the year ending December 31, 2019, as compared to 3.07% for the year ended December 31, 2018. In the fourth quarter of 2019, net interest margin (NIM) was 3.06%, as compared to 3.03% for the fourth quarter of 2018.

Noninterest Income: Noninterest income was $28.6 million for the year ending December 31, 2019, a decrease of 1.4% when compared to $28.9 million for the year ending December 31, 2018. Income generated from fiduciary activities decreased by $446 thousand in 2019, or 4.8% year-over-year, yet reported a record $1.5 billion in assets under management. Insurance revenue decreased by $706 thousand from the prior year. Other noninterest income in 2019 was positively impacted by a $487 thousand increase in the gain on the sale of loans. Noninterest income represented 24.5% of total revenues in 2019 as compared to 25.6% for the year ending December 31, 2018.

Noninterest Expense: Noninterest expense for the year ending December 31, 2019 increased by $2.4 million, or 3.7%, to $67.5 million compared to $65.1 million in 2018. The largest component of noninterest expense is salaries and benefits paid to our employees, which totaled $38.4 million in 2019. Noninterest expense for the three-month period ended December 31, 2019 increased $218 thousand, or 1.3%, as compared to the fourth quarter of 2018.

Provision for Income Taxes: The provision for income taxes for 2019 was $9.6 million compared to $9.0 million for 2018. The effective income tax rates for 2019 and 2018 were 20.4% and 19.9%, respectively.

Asset Quality: Asset quality remained strong in 2019, as evidenced by low levels of nonperforming assets and charge-offs. Net loan losses for the fourth quarter of 2019, expressed as an annualized percentage of average loans outstanding, were 0.06%. Net loan losses for the full year 2019 were 0.05% of average loans outstanding, consistent with the 2018 ratio. Nonperforming assets of $5.7 million at December 31, 2019, represented 0.18% of period-end assets, down from 0.23% at December 31, 2018.

The Company's allowance for loan losses was $21.2 million at December 31, 2019, which represented 0.89% of loans outstanding, a decrease of three basis points from the ratio of 0.92% at year-end 2018. This decrease was primarily driven by continued strong asset quality. When expressed as a percentage of nonperforming loans, the allowance for loan loss coverage ratio grew to 481.4% at year-end 2019, compared to 365.7% at year-end 2018.

Capital: Total shareholders’ equity grew to a record of $301.7 million at period-end, an increase of $32.1 million, or 11.9%, above the year-end 2018 balance. The Company's regulatory capital ratios remained strong in 2019. At December 31, 2019, the Company's Common Equity Tier 1 Capital Ratio was 12.94% and Total Risk-Based Capital Ratio was 14.78%. The capital ratios of the Company and both its subsidiary banks continued to significantly exceed the “well capitalized” regulatory standards.

Industry Recognition: Both of the Company's banking subsidiaries maintained their BauerFinancial, Inc. 5-Star Superior Bank rating. Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company have continued to earn this designation for the last 51 and 43 quarters, respectively. Saratoga National Bank and Trust Company was named “Top Small Community Lender” by the U.S. Small Business Administration for the Capital Region of New York for the sixth consecutive year.

——————

About Arrow: Arrow Financial Corporation is a multi-bank holding company headquartered in Glens Falls, New York, serving the financial needs of northeastern New York. The Company is the parent of Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company. Other subsidiaries include North Country Investment Advisers, Inc. and Upstate Agency, LLC.

Non-GAAP Financial Measures Reconciliation: In addition to presenting information in conformity with accounting principles generally accepted in the United States of America (GAAP), this news release contains financial information determined by methods other than GAAP (non-GAAP). The following measures used in this release, which are commonly utilized by financial institutions, have not been specifically exempted by the Securities and Exchange Commission ("SEC") and may constitute "non-GAAP financial measures" within the meaning of the SEC's rules. Certain non-GAAP financial measures include: tangible equity, return on tangible equity, tax-equivalent adjustment and related net interest income, tax-equivalent and the efficiency ratio. Management believes that the non-GAAP financial measures disclosed by the Company from time to time are useful in evaluating the Company's performance and that such information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Non-GAAP financial measures may differ from similar measures presented by other companies. See the reconciliation of GAAP to non-GAAP measures in the section "Selected Quarterly Information."

Safe Harbor Statement: The information contained in this news release may contain statements that are not historical in nature but rather are based on management’s beliefs, assumptions, expectations, estimates and projections about the future. These statements may be "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, involving a degree of uncertainty and attendant risk. In the case of all forward-looking statements, actual outcomes and results may differ materially from what the statements predict or forecast, explicitly or by implication. The Company undertakes no obligation to revise or update these forward-looking statements to reflect the occurrence of unanticipated events. This News Release should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and other filings with the Securities and Exchange Commission.

ARROW FINANCIAL CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (In Thousands, Except Per Share Amounts - Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
INTEREST AND DIVIDEND INCOME
Interest and Fees on Loans	$24,924	$22,041	$95,467	$81,647
Interest on Deposits at Banks	150	237	722	711
Interest and Dividends on Investment Securities:
Fully Taxable	2,212	2,454	8,883	8,582
Exempt from Federal Taxes	1,081	1,268	4,687	5,563
Total Interest and Dividend Income	28,367	26,000	109,759	96,503
INTEREST EXPENSE
Interest-Bearing Checking Accounts	550	453	1,985	1,618
Savings Deposits	2,473	1,323	8,399	3,457
Time Deposits over $250,000	570	350	1,932	1,183
Other Time Deposits	1,125	509	4,224	1,420
Federal Funds Purchased and Securities Sold Under Agreements to Repurchase	25	15	100	62
Federal Home Loan Bank Advances	439	1,439	3,952	3,779
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	239	254	1,019	966
Interest on Financing Leases	28	—	99	—
Total Interest Expense	5,449	4,343	21,710	12,485
NET INTEREST INCOME	22,918	21,657	88,049	84,018
Provision for Loan Losses	634	646	2,079	2,607
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	22,284	21,011	85,970	81,411
NONINTEREST INCOME
Income From Fiduciary Activities	2,238	2,149	8,809	9,255
Fees for Other Services to Customers	2,606	2,579	10,176	10,134
Insurance Commissions	1,592	1,769	7,182	7,888
Net Gain (Loss) on Securities	67	(142)	289	213
Net Gain on Sales of Loans	121	20	622	135
Other Operating Income	457	424	1,477	1,324
Total Noninterest Income	7,081	6,799	28,555	28,949
NONINTEREST EXPENSE
Salaries and Employee Benefits	9,341	9,836	38,402	38,788
Occupancy Expenses, Net	1,384	1,284	5,407	5,026
Technology and Equipment Expense	3,365	2,978	13,054	11,284
FDIC Assessments	213	223	157	881
Other Operating Expense	2,796	2,560	10,430	9,076
Total Noninterest Expense	17,099	16,881	67,450	65,055
INCOME BEFORE PROVISION FOR INCOME TAXES	12,266	10,929	47,075	45,305
Provision for Income Taxes	2,526	2,171	9,600	9,026
NET INCOME	$9,740	$8,758	$37,475	$36,279
Average Shares Outstanding[1]:
Basic	14,978	14,885	14,940	14,840
Diluted	15,026	14,949	14,983	14,922
Per Common Share:
Basic Earnings	$0.65	$0.59	$2.51	$2.44
Diluted Earnings	0.65	0.59	2.50	2.43
[1] Share and per share data have been restated for the September 27, 2019, 3% stock dividend.

ARROW FINANCIAL CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (In Thousands, Except Share and Per Share Amounts - Unaudited)

	December 31, 2019	December 31, 2018
ASSETS
Cash and Due From Banks	$47,035	$56,529
Interest-Bearing Deposits at Banks	23,186	27,710
Investment Securities:
Available-for-Sale	357,334	317,535
Held-to-Maturity (Approximate Fair Value of $249,618 at December 31, 2019, and $280,338 at December 31, 2018)	245,065	283,476
Equity Securities	2,063	1,774
Other Investments	10,317	15,506
Loans	2,386,120	2,196,215
Allowance for Loan Losses	(21,187)	(20,196)
Net Loans	2,364,933	2,176,019
Premises and Equipment, Net	40,629	30,446
Goodwill	21,873	21,873
Other Intangible Assets, Net	1,661	1,852
Other Assets	70,179	55,614
Total Assets	$3,184,275	$2,988,334
LIABILITIES
Noninterest-Bearing Deposits	$484,944	$472,768
Interest-Bearing Checking Accounts	689,221	790,781
Savings Deposits	1,046,568	818,048
Time Deposits over $250,000	123,968	73,583
Other Time Deposits	271,353	190,404
Total Deposits	2,616,054	2,345,584
Federal Funds Purchased and Securities Sold Under Agreements to Repurchase	51,099	54,659
Federal Home Loan Bank Overnight Advances	130,000	234,000
Federal Home Loan Bank Term Advances	30,000	45,000
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	20,000	20,000
Finance Leases	5,254	—
Other Liabilities	30,140	19,507
Total Liabilities	2,882,547	2,718,750
STOCKHOLDERS’ EQUITY
Preferred Stock, $1 Par Value and 1,000,000 Shares Authorized at December 31, 2019 and $5 Par Value; 1,000,000 Shares Authorized at December 31, 2018	—	—
Common Stock, $1 Par Value; 20,000,000 Shares Authorized (19,606,449 Shares Issued at December 31, 2019, and 19,035,565 Shares Issued at December 31, 2018)	19,606	19,035
Additional Paid-in Capital	335,355	314,533
Retained Earnings	33,218	29,257
Unallocated ESOP Shares (None at December 31, 2019, and 5,001 Shares at December 31, 2018)	—	(100)
Accumulated Other Comprehensive Loss	(6,357)	(13,810)
Treasury Stock, at Cost (4,608,258 Shares at December 31, 2019, and 4,558,207 Shares at December 31, 2018)	(80,094)	(79,331)
Total Stockholders’ Equity	301,728	269,584
Total Liabilities and Stockholders’ Equity	$3,184,275	$2,988,334

Arrow Financial Corporation Selected Quarterly Information (Dollars In Thousands, Except Per Share Amounts - Unaudited)

Quarter Ended	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
Net Income	$9,740	$10,067	$8,934	$8,734	$8,758
Transactions Recorded in Net Income (Net of Tax):
Net Changes in Fair Value of Equity Investments	50	109	—	57	(106)

Share and Per Share Data:[1]
Period End Shares Outstanding	14,998	14,969	14,949	14,909	14,907
Basic Average Shares Outstanding	14,978	14,955	14,922	14,903	14,885
Diluted Average Shares Outstanding	15,026	14,991	14,963	14,956	14,949
Basic Earnings Per Share	$0.65	$0.67	$0.60	$0.59	$0.59
Diluted Earnings Per Share	0.65	0.67	0.60	0.58	0.59
Cash Dividend Per Share	0.260	0.252	0.252	0.252	0.252

Selected Quarterly Average Balances:
Interest-Bearing Deposits at Banks	$28,880	$27,083	$25,107	$26,163	$34,782
Investment Securities	582,982	545,073	584,679	611,161	637,341
Loans	2,358,110	2,308,879	2,255,299	2,210,642	2,160,435
Deposits	2,607,421	2,472,528	2,436,290	2,347,985	2,347,231
Other Borrowed Funds	177,877	231,291	250,283	327,138	315,172
Shareholders’ Equity	296,124	289,016	280,247	272,864	268,503
Total Assets	3,113,114	3,023,043	2,997,458	2,977,056	2,954,031
Return on Average Assets, annualized	1.24%	1.32%	1.20%	1.19%	1.18%
Return on Average Equity, annualized	13.05%	13.82%	12.79%	12.98%	12.94%
Return on Average Tangible Equity, annualized [2]	14.18%	15.05%	13.96%	14.22%	14.20%
Average Earning Assets	2,969,972	2,881,035	2,865,085	2,847,966	2,832,558
Average Paying Liabilities	2,293,804	2,213,642	2,235,462	2,224,403	2,189,233
Interest Income	28,367	27,952	27,227	26,213	26,000
Tax-Equivalent Adjustment [3]	321	344	376	373	376
Interest Income, Tax-Equivalent [3]	28,688	28,296	27,603	26,586	26,376
Interest Expense	5,449	5,649	5,520	5,092	4,343
Net Interest Income	22,918	22,303	21,707	21,121	21,657
Net Interest Income, Tax-Equivalent [3]	23,239	22,647	22,083	21,494	22,033
Net Interest Margin, annualized	3.06%	3.07%	3.04%	3.01%	3.03%
Net Interest Margin, Tax-Equivalent, annualized [3]	3.10%	3.12%	3.09%	3.06%	3.09%

Efficiency Ratio Calculation: [4]
Noninterest Expense	$17,099	$16,791	$16,908	$16,652	$16,881
Less: Intangible Asset Amortization	60	61	44	79	65
Net Noninterest Expense	$17,039	$16,730	$16,864	$16,573	$16,816
Net Interest Income, Tax-Equivalent	$23,238	$22,647	$22,083	$21,494	$22,033
Noninterest Income	7,081	7,691	6,896	6,887	6,799
Less: Net Changes in Fair Value of Equity Investments	$67	146	—	76	(142)
Net Gross Income	$30,252	$30,192	$28,979	$28,305	$28,974
Efficiency Ratio	56.32%	55.41%	58.19%	58.55%	58.04%

Period-End Capital Information:
Total Stockholders’ Equity (i.e. Book Value)	$301,728	$292,228	$284,649	$276,609	$269,584
Book Value per Share [1]	20.12	19.52	19.04	18.55	18.08
Goodwill and Other Intangible Assets, net	23,534	23,586	23,603	23,650	23,725
Tangible Book Value per Share [1,2]	18.55	17.95	17.46	16.97	16.49

Capital Ratios:[5]
Tier 1 Leverage Ratio	9.98%	10.04%	9.88%	9.73%	9.61%
Common Equity Tier 1 Capital Ratio	12.94%	12.93%	12.99%	12.98%	12.89%
Tier 1 Risk-Based Capital Ratio	13.83%	13.85%	13.93%	13.95%	13.87%
Total Risk-Based Capital Ratio	14.78%	14.81%	14.91%	14.93%	14.86%

Assets Under Trust Administration & Investment Mgmt	$1,543,653	$1,485,116	$1,496,966	$1,483,259	$1,385,752

Arrow Financial Corporation
Selected Quarterly Information - Continued
(Dollars In Thousands, Except Per Share Amounts - Unaudited)

Footnotes:

1.	Share and per share data have been restated for the September 27, 2019, 3% stock dividend.

2.
Non-GAAP Financial Measure Reconciliation: Tangible Book Value, Tangible Equity, and Return on Tangible Equity exclude goodwill and other intangible assets, net from total equity.  These are non-GAAP financial measures which we believe provide investors with information that is useful in understanding our financial performance.

		12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
	Total Stockholders' Equity (GAAP)	$301,728	$292,228	$284,649	$276,609	$269,584
	Less: Goodwill and Other Intangible assets, net	23,534	23,586	23,603	23,650	23,725
	Tangible Equity (Non-GAAP)	$278,194	$268,642	$261,046	$252,959	$245,859

	Period End Shares Outstanding	14,998	14,969	14,949	14,909	14,907
	Tangible Book Value per Share (Non-GAAP)	$18.55	$17.95	$17.46	$16.97	$16.49
	Net Income	9,740	10,067	8,934	8,734	8,758
	Return on Tangible Equity (Net Income/Tangible Equity - Annualized)	14.18%	15.05%	13.96%	14.22%	14.20%

3.
Non-GAAP Financial Measure Reconciliation: Net Interest Margin is the ratio of our annualized tax-equivalent net interest income to average earning assets. This is also a non-GAAP financial measure which we believe provides investors with information that is useful in understanding our financial performance.

		12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
	Interest Income (GAAP)	$28,367	$27,952	$27,227	$26,213	$26,000
	Add: Tax Equivalent Adjustment (Non-GAAP)	321	344	376	373	376
	Interest Income - Tax Equivalent (Non-GAAP)	$28,688	$28,296	$27,603	$26,586	$26,376

	Net Interest Income (GAAP)	$22,918	$22,303	$21,707	$21,121	$21,657
	Add: Tax-Equivalent adjustment (Non-GAAP)	321	344	376	373	376
	Net Interest Income - Tax Equivalent (Non-GAAP)	$23,239	$22,647	$22,083	$21,494	$22,033
	Average Earning Assets	2,969,972	2,881,035	2,865,085	2,847,966	2,832,558
	Net Interest Margin (Non-GAAP)*	3.10%	3.12%	3.09%	3.06%	3.09%

4.
Non-GAAP Financial Measure Reconciliation: Financial Institutions often use the "efficiency ratio", a non-GAAP ratio, as a measure of expense control. We believe the efficiency ratio provides investors with information that is useful in understanding our financial performance. We define our efficiency ratio as the ratio of our noninterest expense to our net gross income (which equals our tax-equivalent net interest income plus noninterest income, as adjusted).

5.
For the current quarter, all of the regulatory capital ratios in the table above, as well as the Total Risk-Weighted Assets and Common Equity Tier 1 Capital amounts listed in the table below, are estimates based on, and calculated in accordance with bank regulatory capital rules. All prior quarters reflect actual results. The December 31, 2019 CET1 ratio listed in the tables (i.e., 12.94%) exceeds the sum of the required minimum CET1 ratio plus the fully phased-in Capital Conservation Buffer (i.e., 7.00%).

		12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
	Total Risk Weighted Assets	2,237,127	2,184,214	2,121,541	2,075,115	2,046,495
	Common Equity Tier 1 Capital	289,409	282,485	275,528	269,363	263,863
	Common Equity Tier 1 Ratio	12.94%	12.93%	12.99%	12.98%	12.89%

     * Quarterly ratios have been annualized

Arrow Financial Corporation Consolidated Financial Information (Dollars in Thousands - Unaudited)

Quarter Ended:	12/31/2019	12/31/2018
Loan Portfolio
Commercial Loans	$150,660	$136,890
Commercial Real Estate Loans	510,541	484,562
Subtotal Commercial Loan Portfolio	661,201	621,452
Consumer Loans	811,198	719,510
Residential Real Estate Loans	913,721	855,253
Total Loans	$2,386,120	$2,196,215
Allowance for Loan Losses
Allowance for Loan Losses, Beginning of Quarter	$20,931	$20,003
Loans Charged-off	(503)	(573)
Recoveries of Loans Previously Charged-off	125	120
Net Loans Charged-off	(378)	(453)
Provision for Loan Losses	634	646
Allowance for Loan Losses, End of Quarter	$21,187	$20,196
Nonperforming Assets
Nonaccrual Loans	$4,005	$4,159
Loans Past Due 90 or More Days and Accruing	253	1,225
Loans Restructured and in Compliance with Modified Terms	143	138
Total Nonperforming Loans	4,401	5,522
Repossessed Assets	139	130
Other Real Estate Owned	1,122	1,130
Total Nonperforming Assets	$5,662	$6,782
Key Asset Quality Ratios
Net Loans Charged-off to Average Loans, Quarter-to-date Annualized	0.06%	0.08%
Provision for Loan Losses to Average Loans, Quarter-to-date Annualized	0.11%	0.12%
Allowance for Loan Losses to Period-End Loans	0.89%	0.92%
Allowance for Loan Losses to Period-End Nonperforming Loans	481.41%	365.74%
Nonperforming Loans to Period-End Loans	0.18%	0.25%
Nonperforming Assets to Period-End Assets	0.18%	0.23%
Twelve-Month Period Ended:
Allowance for Loan Losses
Allowance for Loan Losses, Beginning of Year	$20,196	$18,586
Loans Charged-off	(1,735)	(1,532)
Recoveries of Loans Previously Charged-off	647	535
Net Loans Charged-off	(1,088)	(997)
Provision for Loan Losses	2,079	2,607
Allowance for Loan Losses, End of Year	$21,187	$20,196
Key Asset Quality Ratios
Net Loans Charged-off to Average Loans	0.05%	0.05%
Provision for Loan Losses to Average Loans	0.09%	0.13%